Exhibit 99
Yadkin Valley Financial Corporation set to join Russell
3000 Index
June 17, 2008 — Yadkin Valley Financial Corporation (“the Company”), Elkin, NC (Nasdaq Global Select: YAVY) is set to join the broad-market Russell 3000® Index when Russell Investments reconstitutes its comprehensive set of U.S. and global equity indexes on June 27, according to a preliminary list of additions posted Friday on www.russell.com.
     Annual reconstitution of Russell’s U.S. indexes captures the 4,000 largest U.S. stocks as of the end of May, ranking them by total market capitalization. Membership in the Russell 3000, which remains in place for one year, means automatic inclusion in the large-cap Russell 1000® Index or small-cap Russell 2000® Index as well as the appropriate growth and value style indexes. Russell determines membership for its equity indexes primarily by objective, market-capitalization rankings and style attributes.
     Bill Long, President and CEO of the Company, commented, “We are pleased that we are being added to the Russell 2000 and 3000 indexes on June 27th and look forward to potential recognition by investors who are focused on companies included in these well known Russell indexes. We are proud of our Company’s rich history, are excited about new opportunities in our markets, and look forward to telling our story to potential investors.”
     Russell indexes are widely used by investment managers and institutional investors for index funds and as benchmarks for both passive and active investment strategies. An industry-leading $4.4 trillion in assets currently are benchmarked to them. These investment tools originated from Russell’s multi-manager investment business in the early 1980s when the company saw the need for a more objective, market-driven set of benchmarks in order to evaluate outside investment managers.
     Russell Investments aims to improve financial security for people by providing strategic advice, world-class implementation, state-of-the-art performance benchmarks, and a range of institutional-quality investment products. With more than $213 billion in assets under management, Russell serves individual, institutional and advisor clients in more than 40 countries. Russell provides access to some of the world’s best money managers. Headquartered in Tacoma, Wash., Russell has principal offices in Amsterdam, Auckland, Johannesburg, London, Melbourne, New York, Paris, San Francisco, Seoul, Singapore, Sydney, Tokyo and Toronto.
     The Company’s wholly owned subsidiary, Yadkin Valley Bank and Trust Company, is a full service community bank providing services in thirty branches throughout its four regions in North Carolina. The Yadkin Valley Bank region serves

Ashe, Forsyth, Surry, Wilkes, and Yadkin Counties and operates a loan production office in Wilmington, NC. The Piedmont Bank region serves Iredell and Mecklenburg Counties. The High Country Bank region serves Avery and Watauga Counties. The Cardinal State Bank region serves Orange, Durham and Granville Counties. The Bank provides mortgage lending services through its subsidiary, Sidus Financial, LLC, headquartered in Greenville, North Carolina. Securities brokerage services are provided by Main Street Investment Services, Inc., a Bank subsidiary with four offices located in the branch network.
     This news release contains forward-looking statements. Such statements are subject to certain factors that may cause the Company’s results to vary from those expected. These factors include changing economic and financial market conditions, competition, ability to execute our business plan, items already mentioned in this press release, and other factors described in our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events and circumstances that arise after the date hereof.
For additional information contact:
William A. Long, President and CEO
Edwin E. Laws, CFO
(336) 526-6312
Source: Yadkin Valley Financial Corporation